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                                                                    EXHIBIT 99.5



                         CONSENT OF LAWRENCE S. KAPLAN

     I consent to the use of my name as a Director Nominee in the section "Management" in the Registration Statement filed by Maguire Properties, Inc. on Form S-11 (File No. 333-101170) and the related Prospectus and any amendments thereto.


Dated: May 12, 2003

                                                      LAWRENCE S. KAPLAN


                                                      /s/ Lawrence S. Kaplan
                                                      --------------------------
                                                      Lawrence S. Kaplan